UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 3, 2006
                                                           -------------


                        NEW YORK COMMUNITY BANCORP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     0-31565                   06-1377322
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(State or other jurisdiction of      (Commission              (I.R.S. Employer
 incorporation or organization)      File Number)            Identification No.)



                  615 Merrick Avenue, Westbury, New York 11590
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (516) 683-4100
                                                           --------------

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

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                           CURRENT REPORT ON FORM 8-K
                           --------------------------


Item 1.01 Entry into a Material Definitive Agreement.
          ------------------------------------------

     On March 3, 2006, New York Community Bancorp, Inc. (the "Company") entered into employment agreements with Joseph R. Ficalora, President and Chief Executive Officer; Robert Wann, Senior Executive Vice President and Chief Operating Officer; Thomas R. Cangemi, Senior Executive Vice President and Chief Financial Officer; James J. Carpenter, Senior Executive Vice President and Chief Lending Officer; and John J. Pinto, Executive Vice President and Chief Accounting Officer, and on March 9, 2006, with Michael F. Manzulli, Chairman of the Board of Directors. The agreements, which are identical in form, replace, and supersede prior separate agreements between each officer and the Company and each officer and the Company's principal subsidiary, New York Community Bank. While the material terms of the new agreements are generally similar to the terms of the prior agreements, the new agreements reflect the Board of Directors' decision to standardize the terms of employment for the Company's senior management team to eliminate differences among the prior agreements that reflected the use of different forms of agreement with executives who commenced employment at different times and under different circumstances.

     The new agreements provide for a term of three years with daily extension of the initial term for an additional day, unless either party provides notice of an election to discontinue such extensions. In addition, each agreement specifies the executive's position(s) with the Company and reporting responsibilities.

     The respective agreements specify the executive's current level of base salary as the initial base salary and provide for annual salary review. Each executive is eligible to participate in the Company's executive and incentive compensation programs as well as benefit plans that are generally available to the Company's employees. The respective agreements further provide that the executive is entitled to reimbursement for reasonable and documented business expenses.

     In the event of the executive's termination of employment without cause or in circumstances consistent with a constructive termination (defined as termination for "good reason" in the agreement), the respective agreements provide that the executive would receive a lump sum payment equal to three times the executive's highest total compensation (excluding income attributable to the exercise of stock options) in one of the three calendar years preceding termination of employment and continuation of employee welfare benefit plan coverage for 36 months. In addition, (i) the executive would receive a payment equal to the retirement plan benefits that would have been credited to the executive over the remaining term of the agreement (based on the average retirement plan benefits the executive received over the three years preceding termination of employment); and (ii) all unvested stock compensation awards would fully vest. If the payments made to the executive under these provisions of the agreement are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the agreement provides for an additional payment to the executive in an amount sufficient to provide the executive with an after-tax amount equal to the excise tax. In addition, the timing of such payments is subject to compliance with the requirements of
Section 409A of the Code.

     In the event of the executive's termination by reason of disability, the Company is obligated to continue the executive's base salary at specified levels with a reduction for benefits paid by the Company's group disability program. The agreement does not provide for the payment of any severance benefits if the executive terminates employment by reason of death or is discharged for cause (as defined in the agreement).

     Attached as Exhibit 10.1 is a form of the employment agreement entered into by the Company and Messrs. Manzulli, Ficalora, Wann, Cangemi, Carpenter, and Pinto.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  March 9, 2006                         NEW YORK COMMUNITY BANCORP, INC.
-----------------
     Date
                                        /s/ Joseph R. Ficalora
                                        ----------------------------------------
                                        Joseph R. Ficalora
                                        President and Chief Executive Officer









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                                  EXHIBIT INDEX
                                  -------------

        10.1 Form of employment agreement entered into on March 3 and March 9, 2006.